UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 25, 2010
(Date of earliest event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

801 International Parkway, 5th Floor, Lake Mary, FL 32746
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2010, U.S. Precious Metals, Inc., a Delaware corporation (the “Company”) and SAK Arabia LLC, a Dubai limited liability company (the “Investor”) entered into a binding term sheet (the “Agreement”) providing for the sale of (a) 49% of the equity interests of the Company (the “Shares”) and (b) 10% of the gross commercial resources extracted and refined from the properties covered by the mining concessions currently held or other concessions to be held in the future by the Company (the “Output” and together with the Shares, the “Acquisition”) for an aggregate purchase price of twelve million dollars ($12,000,000).

The Agreement contemplates the negotiation of a definitive purchase agreement and provides for an exclusivity period during which the Company is prohibited from engaging in discussions or  negotiations relating to the acquisition of the Company, its assets or business with any other party.

The Investor is also requiring that certain members of the Company’s management team enter into employment agreements reasonably acceptable to Investor.  In the event the Investor and those certain members of the Company’s management team are unable to reach mutually acceptable terms for their continued employment, the Agreement shall become null and void.

Further, the Agreement provides that (i) if the Company breaches certain provisions of the Agreement or terminates the Agreement, the Company shall be obligated to pay the Investor its reasonable out of pocket expenses plus $100,000 (the “Company Break-Up Fee”) and (ii) if the Investor fails to close the Acquisition pursuant to the terms of the Agreement, the Investor shall be obligated to pay the Company its reasonable out of pocket expenses plus $100,000 (the “Investor Break-Up Fee”). However, in no event shall the Company Break-Up Fee or the Investor Break-Up Fee exceed $350,000.

Upon signing of definitive documentation: (1) the Company’s Board of Directors (the “Board”) shall be comprised of nine members, four of whom shall be appointed by the Investor and one of whom shall be mutually agreed upon by the board members nominated by Investor and the four other directors; (2) the Investor shall have a right of first offer with respect to any equity or non-institutional debt financings approved by the Board and (3) the Investor, through one of its Board nominations, shall serve as chairman of the audit and compensation committee.

There is no material relationship between the Company and Investor other than as set forth above.

Section 8 – Other Events

Item 8.01. Other Events

The Company published a press release dated May 25, 2010 announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description

99.1	Press Release, dated May 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler
Name: M. Jack Kugler
Title: Chief Executive Officer
Date: May 25, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 25, 2010.